Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-296211 on Form S-4 of our report dated March 18, 2026 relating to the financial statements of XOMA Royalty Corporation, appearing in the Annual Report on Form 10-K of XOMA Royalty Corporation for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, California
June 8, 2026